EX-99.a.1.ii

Letter of Transmittal to Tender Common Shares of Beneficial Interest of Franklin Limited Duration Income Trust

Pursuant to the Offer to Purchase dated January 30, 2017 (as it may be amended or supplemented from time to time, the "Offer to Purchase" and, together with this Letter of Transmittal, as it may be amended or supplemented from time to time, the "Offer"), Franklin Limited Duration Income Trust (the "Fund") has offered to purchase up to 15%, or 3,988,963 shares, of its common shares of beneficial interest ("Shares") at 98% of net asset value ("NAV") as of the Valuation Date. The offer expires at 11:59 p.m. Eastern standard time on March 3, 2017, unless extended.
The undersigned represents that I (we) have full authority to surrender without restriction the Share(s) identified below. You are hereby authorized and instructed to deliver to the address indicated below (unless otherwise instructed in the boxes in the following page) a check representing a cash payment for the Share(s)tendered pursuant to this Letter of Transmittal, at a price equal to 98% of net asset value ("NAV") as of the Valuation Date, net to the seller in cash, without interest and less any applicable withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase.  I/we hereby certify and warrant that: (i) I/we have received and read the Offer to Purchase; (ii) I/we have complied with all instructions of this Letter of Transmittal and the requirements of the Offer to Purchase; (iii) I/we have full authority to give the instructions in this Letter of Transmittal and, if applicable, to surrender any certificate(s) included herewith; and (iv) the Shares tendered hereby are free and clear of all liens, restrictions, adverse claims and encumbrances.
PLEASE READ THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL CAREFULLY BEFORE COMPLETING THIS LETTER OF TRANSMITTAL.
IF YOU WOULD LIKE ADDITIONAL COPIES OF THIS LETTER OF TRANSMITTAL OR ANY OF THE OTHER OFFERING DOCUMENTS, YOU SHOULD CONTACT EITHER THE INFORMATION AGENT, AST FUND SOLUTIONS, LLC AT (800) 431-9642, OR THE DEPOSITARY, AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC ("AST") AT (877) 248-6417 or (718) 921-8317.

Name(s) and Address of Registered Holder(s) If there is any error in the name or address shown below, please make the necessary corrections

DESCRIPTION OF SHARES SURRENDERED
 (Please fill in.  Attach separate schedule if needed)
Certificate No(s)	Number of Shares

TOTAL SHARES F

1. Signature: This form must be signed by the registered holder(s) exactly as their name(s) appears on the certificate(s) or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith.

_____________________________________________________________
Signature of Shareholder Date Daytime Telephone #

_____________________________________________________________
Signature of Shareholder Date Daytime Telephone #

PLACE AN X IN ONE TENDER BOX ONLY
2		3
□ Tender All	or	□ Partial Tender ______________________________________________ WHOLE SHARES FRACTIONS

Please locate your certificate(s) and send them along with the completed Letter of Transmittal.

□ CHECK HERE IF SHARE CERTIFICATES HAVE BEEN MUTILATED, LOST, STOLEN OR DESTROYED. SEE INSTRUCTION 6.

4 Special Transfer Instructions

If you want your certificate(s) for Fund Shares and/or check for cash to be issued in another name, fill in this section with the information for the new account/payee name.

______________________________________
Name (Please Print First, Middle & Last Name)

______________________________________
Address (Number and Street)

______________________________________
(City, State & Zip Code)

______________________________________
(Tax Identification or Social Security Number)

Signature Guarantee Medallion

______________________________________
(Title of Officer Signing this Guarantee)

______________________________________
(Name of Guarantor - Please Print)

______________________________________
(Address of Guarantor Firm)

______________________________________

______________________________________

5 Special Mailing Instructions

Fill in ONLY if you want your certificate(s) for Fund Shares and/or check for cash to be mailed to someone other than the registered holder or to the registered holder at an address other than that shown on the front of this Letter of Transmittal.

______________________________________
Name (Please Print First, Middle & Last Name)

______________________________________
Address (Number and Street)

______________________________________

______________________________________
(City, State & Zip Code)

Signature Guarantee Medallion

______________________________________
(Title of Officer Signing this Guarantee)

______________________________________
(Name of Guarantor - Please Print)

______________________________________
(Address of Guarantor Firm)

______________________________________

______________________________________

INSTRUCTIONS FOR COMPLETING THE LETTER OF TRANSMITTAL
1. Sign, date and include your daytime telephone number in this Transmittal form in Box 1. After completing all other applicable sections, return this Letter of Transmittal and your Share certificates, if applicable, in the enclosed envelope. The method of delivery of any documents, including Share certificates, is at the election and risk of the tendering shareholder. If documents are sent by mail, it is recommended that they be sent by registered mail, properly insured, with return receipt requested.
2. If you are tendering all your Shares for cash, please check this box only.
3. If you are tendering some of your Shares for cash, please check the box, indicate the number of Shares you wish to tender and receive in cash.
4. If you want your certificate(s) for Fund Shares and/or check for cash to be issued in another name, fill in Box 4. Signature(s) in Box 4 must be medallion guaranteed.
5. Complete Box 5 only if your certificate(s) for Fund shares and/or check for cash is to be delivered to a person other than the registered holder or to the registered holder at a different address.  Signature(s) in Box 5 must be medallion guaranteed.
6. Mutilated, Lost, Stolen or Destroyed Certificates. If any certificate representing Shares has been mutilated, lost, stolen or destroyed, the shareholder should promptly call the Depositary at (877) 248-6417 or (718) 921-8317. The shareholder will then be instructed by the Depositary as to the steps that must be taken to replace the certificate. This Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost or destroyed certificates have been followed.
Form W-9: Under U.S. Federal Income Tax law, a shareholder is required to provide AST with the shareholder's correct Taxpayer Identification Number.  If your Taxpayer Identification Number is not certified on our records, we have enclosed a Form W-9 for you to complete and return. Failure to provide the information on the form may subject you to backup withholding on any reportable payment. If you are a foreign individual seeking to qualify as an exempt recipient from backup withholding, you must complete and submit the enclosed Form W-8BEN to AST.

The Depositary for the Offer to Purchase is:
If delivering by mail: American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department P.O. Box 2042 New York, New York 10272-2042	If delivering by hand or courier: American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219
DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.
Any questions or requests for assistance may be directed to the Information Agent at its telephone number and location listed below. Requests for additional copies of this Offer to Purchase and the Letter of Transmittal may be directed either to the Information Agent or the Depositary at their respective telephone numbers and locations listed below. You may also contact your broker, dealer, commercial bank or trust company or other nominee for assistance concerning the Offer.
The Information Agent for the Offer is:
AST Fund Solutions, LLC
All Holders Call Toll Free: (800) 431-9642